UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2014

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.04       Mine Safety – Reporting Shutdowns and Patterns of Violations

On August 5, 2014, in Mingo County, West Virginia, Rockhouse Creek Development, LLC (the “Company”), a subsidiary of James River Coal Company, received an imminent danger order under section 107(a) of the Mine Act, alleging an accumulation of water in a sealed-off area of the No. 8 Mine. On August 6, 2014, the imminent danger order was modified to add a violation alleging that the addition of a three-inch discharge pipe, which was connected to the end of the approved four-inch seal drainage pipe and water trap, was non-compliant and contributed to the accumulation of water in the sealed-off area.

As a result of the imminent danger order, one section of the No. 8 Mine is idled. The Company is currently pumping water from the sealed-off area. We cannot at this time project when the water will be removed and when the imminent danger order will be terminated.

No injuries occurred as a result of this incident.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)

By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: August 11, 2014